EXHIBIT 4.4

                       REGISTRATION RIGHTS AGREEMENT NO. 2

      This REGISTRATION RIGHTS AGREEMENT NO. 2 (this "Agreement"), dated as of March 19, 2005, is by and among MEDIABAY, INC., a Florida corporation (the "Company"), Norton Herrick ("Herrick") and Huntingdon Corporation, a Delaware corporation ("Huntingdon"). Herrick and Huntingdon are each referred to herein as an "Investor" and, collectively, as the "Investors".

      A. The Investors own the warrants (the "Warrants") set forth on Exhibit A hereto which are exercisable to purchase shares (the "Warrant Shares") of the Company's common stock, no par value ("Common Stock").

      B. The Company and the Investors are parties to (i) that certain Agreement dated the date hereof (the "Herrick/Huntingdon Agreement"), and (ii) that certain Registration Rights Agreement dated the date hereof (the "Conversion Share Registration Rights Agreement") regarding the registration of certain shares of the Company's common stock, no par value ("Common Stock"), owned by the Investors. The Company has provided the Investors with an Acknowledgment Letter dated the date hereof (the "Acknowledgment"), pursuant to which the Company acknowledges that the Investors assigned certain registration rights hereunder to purchasers of shares of Common Stock (the "Conversion Shares") and shares of Common Stock issuable upon the exercise of Warrants sold by the Investors.

      C. The Company is a party to that certain Securities Purchase Agreement dated the date hereof (the "Securities Purchase Agreement") between the Company and the investors (the "Preferred Stock Investors") set forth on the signature page thereto, pursuant to which the Company has sold certain securities to the Preferred Stock Investors. Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Securities Purchase Agreement.

      D. In order to induce each Investor to enter into the Herrick/Huntingdon Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended (the "Securities Act"), and under applicable state securities laws.

      In consideration of each Investor entering into the Securities Purchase Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.    DEFINITIONS.

      For purposes of this Agreement, the following terms shall have the meanings specified:

            "Business Day" means any day other than a Saturday, a Sunday or a day on which the Commission or commercial banks located in New York City are authorized or permitted by law to close.
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            "Commission" means the Securities and Exchange Commission.

            "Effective Date" means the date on which the Registration Statement is declared effective by the Commission.

            "Filing Deadline" means the date which is thirty days following the Preferred Investor Registration Statement Effective Date.

            "Holder" means any person owning or having the right to acquire, through exercise of the Warrants or otherwise, Registrable Securities, including initially each Investor and thereafter any permitted assignee thereof.

            "Preferred Investor Registration Statement" means the Registration Statement filed with the Commission pursuant to Section 2(a) of that certain Registration Rights Agreement dated the date hereof by and between the Company and the Preferred Stock Investors.

            "Preferred Investor Registration Statement Effective Date" means the date on which the Preferred Investor Registration Statement is declared effective by the Commission.

            "Registrable Securities" means the Conversion Shares and Warrant Shares and any other shares of Common Stock issuable pursuant to the terms of the Warrants, and any shares of capital stock issued or issuable from time to time (with any adjustments) in replacement of, in exchange for, as a distribution on, or otherwise in respect of such Conversion Shares and/or Warrant Shares; provided, however, that any such shares shall cease to be Registrable Securities at such time as they may be sold by the Holder without registration under Rule 144(k) without limitation as to volume.

            "Registration Deadline" means the ninetieth (90th) calendar day following the Preferred Investor Registration Statement Effective Date; provided, however, that if the staff of the Commission undertakes a full review (or a full accounting review) of the Registration Statement, or if the Commission takes the position that offering by the Holders does not meet the eligibility requirements for filing a Registration Statement on Form S-3, then in either such case the Registration Deadline shall be the one hundred and twentieth (120th) calendar day following the Preferred Investor Registration Statement Effective Date.

            "Registration Default Date" means the date on which a Registration Default first occurs.

            "Registration Period" has the meaning set forth in paragraph 2(b) below.

            "Registration Statement" means a registration statement or statements prepared in compliance with the Securities Act and pursuant to Rule 415 under the Securities Act ("Rule 415") or any successor rule providing for the offering of securities on a continuous or delayed basis.


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2.    REGISTRATION.

      (a) Registration Statement. On or before the Filing Deadline, the Company shall prepare and file with the Commission a Registration Statement on Form S-3 pursuant to Rule 415 under the Securities Act covering the resale of the Registrable Securities. Such Registration Statement shall state, to the extent permitted by Rule 416 under the Securities Act, that it also covers such indeterminate number of additional shares of Common Stock as may become issuable upon the exercise of the Warrants in order to prevent dilution resulting from stock splits, stock dividends or similar events. Notwithstanding the foregoing, if the Company or the offering by the Holders does not meet the eligibility requirements for filing a Registration Statement on Form S-3, the Company shall instead prepare and file with the Commission a Registration Statement on Form S-1 or Form S-2 and, in such event, the Company shall, as promptly as practicable (but in no event later than thirty (30) days) after the Company or the offering by the Holders, as the case may be, meets the eligibility requirements to use Form S-3 for the resale of Registrable Securities by each Holder, re-file such Registration Statement, or file a new Registration Statement on Form S-3 covering at least the number of shares then registered on the existing Registration Statement (and not previously sold pursuant to the existing Registration Statement or pursuant to Rule 144 under the Securities Act ("Rule 144")).

      (b) Effectiveness. The Company shall use its best efforts to cause the Registration Statement to become effective as soon as practicable following the filing thereof, but in no event later than the Registration Deadline. The Company shall respond promptly to any and all comments made by the staff of the Commission on the Registration Statement, and shall submit to the Commission, within three (3) Business Days after the Company learns that no review of the Registration Statement will be made by the staff of the Commission or that the staff of the Commission has no further comments on the Registration Statement (or, if the Company would be required to include financial statements more current than those included in its filing with the Commission, three (3) Business Days after the date on which the Company is required to file an annual report on Form 10-K (or Form 10-KSB) or quarterly report on form 10-Q (or Form 10-QSB), as the case may be, including such updated financial statements, after permitted extension if a Form 12b-25 is timely filed), as the case may be, a request for acceleration of the effectiveness of the Registration Statement to a time (after 4:00 P.M.) and date not later than two (2) Business Days after the submission of such request. The Company will maintain the effectiveness of the Registration Statement until the earlier to occur of (i) the date on which all of the Registrable Securities eligible for resale thereunder have been publicly sold pursuant to either the Registration Statement or Rule 144 and (ii) the date on which all of the Registrable Securities remaining to be sold under the Registration Statement (in the reasonable opinion of counsel to the Company) may be immediately sold to the public under Rule 144(k) under the Securities Act or any successor provision ("Rule 144(k)") (the period beginning on the Closing Date and ending on the earlier to occur of (i) or (ii) above being referred to herein as the "Registration Period").


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

      (c) Registration Default. If (i) the Registration Statement is not filed on or before the Filing Deadline or declared effective by the Commission on or before the Registration Deadline, (ii) after the Registration Statement has been declared effective by the Commission, sales of Registrable Securities cannot be made by a Holder under the Registration Statement for any reason not within the exclusive control of such Holder (other than such Registrable Securities as are then freely saleable pursuant to Rule 144(k)); provided, that the failure of the Registration Statement to remain effective after the two (2) year anniversary of its initial effective date thereof if at such time all of the Registrable Securities and Warrant Shares issued or issuable upon exercise of the Warrants are freely saleable pursuant to Rule 144(k), shall not be a deemed to be a Registration Default hereunder, (iii) the Common Stock ceases to be listed on the Nasdaq National Market, the Nasdaq SmallCap Market or the New York Stock Exchange, (iv) the Company fails to submit a request for acceleration within the time frames required hereby, or (v) an amendment or supplement to the Registration Statement, or a new registration statement, required to be filed pursuant to the terms of paragraph 4(k) below is not filed on or before the date required by such paragraph (each of the foregoing clauses (i), (ii), (iii), (iv) and (v) being referred to herein as a "Registration Default"), the Company shall make a cash payment to each Holder equal to such Holder's pro rata share (based on the aggregate number of Registrable Securities held by or issuable to such Holder as of the Registration Default) of (A) with respect to the Conversion Shares, $.00825 for each Conversion Share outstanding, and (B) with respect to the Warrant Shares, the greater of (I) ten thousand dollars ($10,000) and
(II)(x) the aggregate number of Warrant Shares, multiplied by (y) one percent (1%) multiplied by the difference between (a) the Market Price of the Company's Common Stock on the Registration Default Date and (b)the weighted average exercise price of the Warrants, payable for each thirty (30) day period or part thereof in which a Registration Default exists. Each such payment shall be made within five (5) Business Days following the last day of each calendar month in which a Registration Default existed. Any such payment shall be in addition to any other remedies available to each Holder at law or in equity, whether pursuant to the terms hereof, the Securities Purchase Agreement, the Articles of Amendment, or otherwise.

      (d) Allocation of Registrable Securities and Warrant Shares. The initial number of Registrable Securities and Warrant Shares included in any Registration Statement and each increase in the number thereof included therein shall be allocated pro rata among the Holders based on the aggregate number of Registrable Securities issuable to each Holder at the time the Registration Statement covering such initial number of Registrable Securities or increase thereof is declared effective by the Commission. In the event that a Holder sells or otherwise transfers any of such Holder's Registrable Securities, each transferee shall be allocated the portion of the then remaining number of Registrable Securities included in such Registration Statement allocable to the transferor.

3.    PIGGYBACK REGISTRATION.

      If at any time prior to the expiration of the Registration Period (except in connection with the Conversion Share Registration Rights Agreement and the Preferred Investor Registration Statement), (i) the Company proposes to register shares of Common Stock under the Securities Act in connection with the public offering of such shares for cash (a "Proposed Registration") other than a registration statement on Form S-8 or Form S-4 or any successor or other forms promulgated for similar purposes and (ii) a Registration Statement covering the sale of all of the Registrable Securities is not then effective and available for sales thereof by the Holders, the Company shall, at such time, promptly give each Holder written notice of such Proposed Registration. Each Holder shall have ten (10) Business Days from its receipt of such notice to deliver to the Company a written request specifying the amount of Registrable Securities that such Holder intends to sell and such Holder's intended method of distribution. Upon receipt of such request, the Company shall use its best efforts to cause all Registrable Securities which the Company has been requested to register to be registered under the Securities Act to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in the request of such Holder; provided, however, that the Company shall have the right to postpone or withdraw any registration effected pursuant to this Section 3 without obligation to the Holders. If, in connection with any underwritten public offering for the account of the Company or for stockholders of the Company that have contractual rights to require the Company to register shares of Common Stock, the managing underwriter(s) thereof shall impose a limitation on the number of shares of Common Stock which may be included in a registration statement because, in the judgment of such underwriter(s), marketing or other factors dictate such limitation is necessary to facilitate such offering, then, after inclusion of shares as to which the Company is as of the date hereof contractually obligated to register the Company shall be obligated to include in the registration statement, on a pro rata basis with other holders of registration rights outstanding prior to the date hereof, only such limited portion of the Registrable Securities with respect to which each Holder has requested inclusion hereunder as such underwriter(s) shall permit. Any exclusion of Registrable Securities shall be made pro rata among the Holders seeking to include Registrable Securities in a registration statement, in proportion to the number of Registrable Securities sought to be included by such Holders; provided, however, that the Company shall not exclude any Registrable Securities unless the Company has first excluded all outstanding securities, the holders of which are not entitled to inclusion of such securities in the registration statement or are not entitled to pro rata inclusion with the Registrable Securities; and provided, further, that, after giving effect to the immediately preceding proviso, any exclusion of Registrable Securities shall be made pro rata with holders of other securities having the right to include such securities in the registration statement.


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

4.    OBLIGATIONS OF THE COMPANY.

      In addition to performing its obligations hereunder, including without limitation those pursuant to Section 2 above, the Company shall, with respect to the Registration Statement:

      (a) prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to comply with the provisions of the Securities Act or to maintain the effectiveness of the Registration Statement during the Registration Period, or as may be reasonably requested by a Holder in order to incorporate information concerning such Holder or such Holder's intended method of distribution;

      (b) promptly following the Closing, secure the listing of all Registrable Securities on the Nasdaq National Market System or the Nasdaq SmallCap Market (if that is the Principal Market) and provide each Holder with reasonable evidence thereof;

      (c) furnish to each Holder by 9:00 A.M. (Eastern Time) on the first Business Day following the Effective Date such number of copies of the prospectus included in the Registration Statement, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as such Holder may reasonably request in order to facilitate the disposition of such Holder's Registrable Securities;


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

      (d) use commercially reasonable efforts to register or qualify the Registrable Securities under the securities or "blue sky" laws of such jurisdictions within the United States as shall be reasonably requested from time to time by a Holder, and do any and all other acts or things which may be necessary or advisable to enable such Holder to consummate the public sale and re-sale or other disposition of the Registrable Securities in such jurisdictions; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdiction or to subject itself to taxation in any such jurisdiction;

      (e) in the event of an underwritten public offering of the Registrable Securities, enter into (together with all Holders proposing to distribute Registrable Securities through such underwriting) and perform its obligations under an underwriting agreement, in usual and customary form reasonably acceptable to the Company, with the managing underwriter of such offering;

      (f) notify each Holder immediately after becoming aware of the occurrence of any event (but shall not, without the prior written consent of such Holder, disclose to such Holder any facts or circumstances constituting material non-public information) as a result of which the prospectus included in the Registration Statement, as then in effect, contains an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and as promptly as practicable prepare and file with the Commission and furnish to each Holder a reasonable number of copies of a supplement or an amendment to such prospectus as may be necessary so that such prospectus does not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

      (g) use all commercially reasonable efforts to prevent the issuance of any stop order or other order suspending the effectiveness of the Registration Statement and, if such an order is issued, to obtain the withdrawal thereof at the earliest possible time and to notify each Holder of the issuance of such order and the resolution thereof;

      (h) furnish to each Holder, on the date that the Registration Statement, or any successor registration statement, becomes effective, a letter, dated such date, of outside counsel representing the Company (and reasonably acceptable to such Holder) addressed to such Holder, confirming such effectiveness and, to the knowledge of such counsel, the absence of any stop order;

      (i) provide to each Holder and its representatives the reasonable opportunity to conduct a reasonable inquiry of the Company's financial and other records during normal business hours and make available its officers, directors and employees for questions regarding information which such Holder may reasonably request in order to fulfill any due diligence obligation on its part, subject, however, to the execution and delivery to the Company by such Holder of a customary non-disclosure agreement and provided that the Company shall not disclose any material non-public information to such Holder absent such Holder's written request therefor;


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

      (j) permit counsel for each Holder, at such Holder's expense, to review the Registration Statement and all amendments and supplements thereto, and any comments made by the staff of the Commission concerning such Holder and/or the transactions contemplated by the Transaction Documents and the Company's responses thereto, within a reasonable period of time prior to the filing thereof with the Commission (or, in the case of comments made by the staff of the Commission, within a reasonable period of time following the receipt thereof by the Company);

      (k) hold in confidence and not make any disclosure of information concerning an Investor provided to the Company if at the time such information is provided the Company is notified of the confidential nature of such information unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement that includes such Investor's Registrable Securities, (iii) the release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction, (iv) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement, or (v) such Investor consents to the form and content of any such disclosure. The Company shall, upon learning that disclosure of any information concerning an Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to such Investor prior to making such disclosure, and cooperate with the Investor, at the Investor's expense, in taking appropriate action to prevent disclosure of, or to obtain a protective order for, such information;

      (l) provide a transfer agent and registrar, which may be a single entity, for the Registrable Securities not later than the effective date of the Registration Statement; and

      (m) comply with all applicable laws related to a Registration Statement and offering and sale of securities and all applicable rules and regulations of governmental authorities in connection therewith (including, without limitation, the Securities Act and the Exchange Act and the rules and regulations thereunder promulgated by the Commission).

5.    OBLIGATIONS OF EACH HOLDER.

      In connection with the registration of Registrable Securities pursuant to a Registration Statement, each Holder shall:

      (a) timely furnish to the Company in writing such information regarding itself and the intended method of disposition of such Registrable Securities as the Company shall reasonably request in order to effect the registration thereof;

      (b) upon receipt of any notice from the Company of the happening of any event of the kind described in paragraphs 4(f) or 4(g), immediately discontinue any sale or other disposition of such Registrable Securities pursuant to such Registration Statement until the filing of an amendment or supplement as described in paragraph 4(f) or withdrawal of the stop order referred to in paragraph 4(g), and use commercially reasonable efforts to maintain the confidentiality of such notice and its contents;


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      (c) in the event of an underwritten offering of such Registrable
Securities in which such Holder participates, enter into a customary and reasonable underwriting agreement and execute such other documents as the Company and/or the managing underwriter for such offering may reasonably request;

      (d) to the extent required by applicable law, deliver a prospectus to the purchaser of such Registrable Securities;

      (e) notify the Company when it has sold all of the Registrable Securities held by it; and

      (f) notify the Company in the event that any information supplied by such Holder in writing for inclusion in such Registration Statement or related prospectus is untrue or omits to state a material fact required to be stated therein or necessary to make such information not misleading in light of the circumstances then existing; immediately discontinue any sale or other disposition of such Registrable Securities pursuant to such Registration Statement until the filing of an amendment or supplement to such prospectus as may be necessary so that such prospectus does not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; and use commercially reasonable efforts to assist the Company as may be appropriate to make such amendment or supplement effective for such purpose.

6.    INDEMNIFICATION.

      In the event that any Registrable Securities are included in a Registration Statement under this Agreement:

      (a) To the extent permitted by law, the Company shall indemnify and hold harmless each Holder, the officers, directors, employees, agents and representatives of such Holder, and each person, if any, who controls such Holder within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act") (collectively, the "Holder Indemnified Parties"), against any losses, claims, damages, liabilities or reasonable out-of-pocket expenses (whether joint or several) (collectively, including legal or other expenses reasonably incurred in connection with investigating or defending same, "Losses"), insofar as any such Losses arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Subject to the provisions of paragraph 6(c) below, the Company will reimburse such Holder, and each such officer, director, employee, agent, representative or controlling person, for any legal or other out-of-pocket expenses as reasonably incurred by any such entity or person in connection with investigating or defending any Loss; provided, however, that the foregoing indemnity shall not apply to amounts paid in settlement of any Loss if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be obligated to indemnify any person for any Loss to the extent that such Loss (i) is based upon and is in conformity with written information furnished by such person expressly for use in such Registration Statement, (ii) is based on a failure of such person to deliver or cause to be delivered the final prospectus contained in the Registration Statement and made available by the Company, if such delivery is required by applicable law, or (iii) relates to the sale of shares by such Holder after the Company has notified such Holder that an event described in Section 4(f) has occurred and has not yet provided the Holder with a supplemental or new prospectus for delivery. The Company shall not enter into any settlement of a Loss that does not provide for the unconditional release of such Holder from all liabilities and obligations relating to such Loss.


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      (b) To the extent permitted by law, each Holder who is named in such
Registration Statement as a selling stockholder, acting severally and not jointly, shall indemnify and hold harmless the Company, the officers, directors, employees, agents and representatives of the Company, and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any Losses to the extent (and only to the extent) that any such Losses (i) are based upon and in conformity with written information furnished by such Holder expressly for use in such Registration Statement, (ii) are based on a failure of such Holder to deliver or cause to be delivered the final prospectus contained in the Registration Statement and made available by the Company, if such delivery is required by applicable law, or (iii) relate to the sale of shares by such Holder after the Company has notified such Holder that an event described in Section 4(f) has occurred and has not yet provided the Holder with a supplemental or new prospectus for delivery. Subject to the provisions of paragraph 6(c) below, such Holder will reimburse any legal or other expenses as reasonably incurred by the Company and any such officer, director, employee, agent, representative, or controlling person, in connection with investigating or defending any such Loss; provided, however, that the foregoing indemnity shall not apply to amounts paid in settlement of any such Loss if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld); and provided, further, that in no event shall any indemnity under this paragraph 6(b) exceed the net proceeds resulting from the sale of the Registrable Securities sold by such Holder under such Registration Statement.

      (c) Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the reasonably incurred fees and expenses of one such counsel for all indemnified parties to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate under applicable standards of professional conduct due to actual or potential conflicting interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, to the extent prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 6 with respect to such action, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 6 or with respect to any other action unless the indemnifying party is materially prejudiced as a result of not receiving such notice.


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      (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 6 is unavailable or insufficient to hold harmless an indemnified party for any reason, the Company and each Holder agree, severally and not jointly, to contribute to the aggregate Losses to which the Company or such Holder may be subject in such proportion as is appropriate to reflect the relative fault of the Company and such Holder in connection with the statements or omissions which resulted in such Losses; provided, however, that in no case shall such Holder be responsible for any amount in excess of the net proceeds resulting from the sale of the Registrable Securities sold by it under the Registration Statement. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company or by such Holder. The Company and each Holder agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this Section 6, each person who controls a Holder within the meaning of either the Securities Act or the Exchange Act and each officer, director, employee, agent or representative of such Holder shall have the same rights to contribution as such Holder, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act and each officer, director, employee, agent or representative of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

      (e) The obligations of the Company and each Holder under this Section 6 shall survive the conversion of the Preferred Stock and exercise of the Warrants in full, the completion of any offering or sale of Registrable Securities pursuant to a Registration Statement under this Agreement, or otherwise.

7.    REPORTS.

      With a view to making available to each Holder the benefits of Rule 144 and any other similar rule or regulation of the Commission that may at any time permit such Holder to sell securities of the Company to the public without registration, the Company agrees (until all of the Registrable Securities have been sold under a Registration Statement or pursuant to Rule 144) to:

      (a) make and keep public information available, as those terms are understood and defined in Rule 144;

      (b) file with the Commission in a timely manner all reports and other documents required of the Company under Section 13 of the Exchange Act; and

      (c) furnish to such Holder, so long as such Holder owns any Registrable Securities, promptly upon written request (i) a written statement by the Company, if true, that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (ii) to the extent not publicly available through the Commission's EDGAR database, a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested by such Holder in connection with such Holder's compliance with any rule or regulation of the Commission which permits the selling of any such securities without registration.


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8.    MISCELLANEOUS.

      (a) Expenses of Registration. All reasonable expenses, other than underwriting discounts and commissions and fees and expenses of counsel and other advisors to each Holder, incurred in connection with the registrations, filings or qualifications described herein, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, the fees and disbursements of counsel for the Company, and the fees and disbursements incurred in connection with the opinion and letter described in paragraph 4(h) hereof, shall be borne by the Company.

      (b) Amendment; Waiver. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended or waived except pursuant to a written instrument executed by the Company and the Holders of at least two-thirds (2/3) of the Registrable Securities. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Holder, each future Holder and the Company. The failure of any party to exercise any right or remedy under this Agreement or otherwise, or the delay by any party in exercising such right or remedy, shall not operate as a waiver thereof.

      (c) Notices. Any notice, demand or request required or permitted to be given by the Company or a Holder pursuant to the terms of this Agreement shall be in writing and shall be deemed delivered (i) when delivered personally or by verifiable facsimile transmission, unless such delivery is made on a day that is not a Business Day, in which case such delivery will be deemed to be made on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to a reputable overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), addressed as follows:

      If to the Company:

      MediaBay, Inc.
      2 Ridgedale Avenue
      Cedar Knolls, New Jersey 07927
      Attn: Chief Executive Officer and
            Chief Financial Officer
      Tel: (973) 539-9528
      Fax: (973) 539-1273
      with a copy to:

      Blank Rome LLP
      The Chrysler Building
      405 Lexington Ave.
      New York, NY 10174
      Attn: Robert J. Mittman, Esq.
      Tel: (212) 885-5000
      Fax: (212) 885-5001

and if to a Holder, to such address as shall be designated by such Holder in writing to the Company.

      (d) Assignment. Upon the transfer of any Warrants or Registrable Securities by a Holder, the rights of such Holder hereunder with respect to such securities so transferred shall be assigned automatically to the transferee thereof, and such transferee shall thereupon be deemed to be a "Holder" for purposes of this Agreement, as long as: (i) the Company is, within a reasonable period of time following such transfer, furnished with written notice of the name and address of such transferee, (ii) the transferee agrees in writing with the Company to be bound by all of the provisions hereof, and (iii) such transfer is made in accordance with the applicable requirements of the Warrants; provided, however, that the registration rights granted under this Agreement shall not be assigned to any person or entity that receives any Warrants or Registrable Securities in a public transaction pursuant to an effective registration statement under the Securities Act or pursuant to Rule 144.

      (e) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall be deemed one and the same instrument. This Agreement, once executed by a party, may be delivered to any other party hereto by facsimile transmission.

      (f) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within the State of New York.

      (g) Holder of Record. A person is deemed to be a Holder whenever such person owns or is deemed to own of record Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more persons with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the record owner of such Registrable Securities.

      (h) Entire Agreement. This Agreement, the Herrick/Huntingdon Agreement, the Conversion Share Registration Rights Agreement and the Acknowledgment constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement, the Herrick/Huntingdon Agreement, the Conversion Share Registration Rights Agreement and the Acknowledgment supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof, and all registration rights granted by the Company to the Investors with respect to the Company's securities held by the Investors prior to the date hereof are hereby irrevocably and unconditionally terminated and of no further force and effect.

      (i) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

      (j) Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

                           [Signature Pages to Follow]

      IN WITNESS WHEREOF, the undersigned have executed this Registration Rights Agreement No. 2 as of the date first-above written.

                                        MEDIABAY, INC.


                                        By: /s/ Jeffrey A. Dittus
                                            ------------------------------------
                                            Name:  Jeffrey A. Dittus
                                            Title:   Chief Executive Officer


                                        HUNTINGDON CORPORATION


                                        By: /s/ Norton Herrick
                                            ------------------------------------
                                            Name:  Norton Herrick
                                            Title:   President


                                            /s/ Norton Herrick
                                            ------------------------------------
                                            NORTON HERRICK

                                    EXHIBIT A

                                    Warrants

                            Grant Date        Granted          Price
Herrick, Norton             05/25/2004        3,029,230        $0.53
Huntington Corp.            10/03/2002          250,000        $2.00
Huntington Corp.            10/10/2002           37,500        $2.00
Huntington Corp.            11/15/2002          140,000        $1.25
Huntington Corp.            05/25/2004        8,131,538        $0.53
                                             ----------
                                             11,588,268
                                             ==========